Exhibit 19.1

AMENDED AND REINSTATED DISCLOSURE AND INSIDER TRADING POLICY
APTOSE BIOSCIENCES INC.

(the “Company”)

As revised and adopted by the Board of Directors (the “Board”) on May 5, 2020

I.
OBJECTIVES AND SCOPE
1.1.
Objectives

The Company is committed to best practices in making timely and accurate disclosure of all material information and providing fair and equal access to material information. This policy explains the Company’s disclosure and trading policies and practices.

The purpose of this policy is to ensure that the Company and its directors, officers, employees and consultants satisfy the legal obligations related to the proper and effective disclosure of corporate information and the trading of securities with that information in accordance with all applicable legal and regulatory requirements, including without limitation, in Canada, the Securities Act (Ontario) and other applicable legislation of an equivalent object and National Instrument 51-102 Continuous Disclosure Obligation, and in the United States, the fair disclosure regulation (“Regulation FD”), if applicable, under the United States Securities Exchange Act of 1934, as amended, adopted by the United States Securities and Exchange Commission. The Company’s reputation for integrity, its shareholders, the market generally and securities regulators all require the Company and its directors, officers, employees and consultants, as well as anyone in a special relationship with the Company to provide appropriate disclosure of material information when it is proper to do so, and to ensure they do not unjustly benefit from having such information.

It is the Company’s goal to raise awareness among its Board, management and employees of the need for a commitment to the timely, factual, accurate and broad dissemination of material information, in accordance with all applicable legal and regulatory requirements to enable orderly behaviour in the market, and of the need for a commitment to trade (including the grant or exercise of stock options and warrants as well as buying and selling the Company’s shares or other securities) only when proper to do so.

Trading any securities while there is non-public material information relating to the Company may, under applicable securities laws, result in liability for the Company and for the individual involved.

Italicized words used in this policy (including the Appendices) have specific meanings set out in Appendix A - Glossary.

1.2.
Scope

This policy applies to:

•
all directors, officers, consultants and employees of the Company and/or its affiliates,
•
those associated with them, including their household members, trading accounts, holding companies and investment companies, and
•
all authorized spokespersons of the Company.

In addition, anyone in a special relationship with the Company (including spouses, relatives, holding companies and “tippees” thereof), while the Company has no authority to require them to comply with this policy, are subject to all applicable laws and would be well advised to comply with this policy.

This policy applies to all oral and written statements, including, but not limited to, statements made in:

•
documents filed with securities regulators and stock exchanges,
•
communications to shareholders,
•
press releases,
•
interviews with securities professionals (including analysts), institutional or other investors and the media,
•
speeches, press conferences and management presentations, and
•
information posted on the Company’s website, electronic mail (e-mail) and other electronic communications.
II.
DISCLOSURE COMMITTEE AND AUTHORIZED SPOKESPERSONS
2.1.
Disclosure Committee

The Company has established a Disclosure Committee (hereinafter referred to as “Disclosure Committee”) to oversee the implementation of this policy and to monitor its effectiveness. The members of the Disclosure Committee are: the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”), the Chief Medical Officer (“CMO”) and the Chief Business Officer (“CBO”). The Disclosure Committee must be kept informed of all significant Company developments. All insiders with knowledge of information he or she believes could be material information that has not been disclosed and/or which is believed not to be known by the Disclosure Committee must notify the Disclosure Committee. The Disclosure Committee decides if information is material, and if so, will institute a Blackout Period (See Section 5.4 – Trading Blackout Periods), if appropriate, and determine when the material information should be disclosed. It may also decide to keep material information confidential in restricted circumstances. See Section 3.3 – Confidential Material Information.

2.2.
Authorized Spokespersons

It is important for the Company to monitor and control information conveyed to the public. Accordingly, only the following persons may discuss material information with securities professionals (including analysts), institutional or other investors, the media or the public generally: the CEO, CFO, CMO and the CBO and any other senior officer of the Company from time to time designated by any of the foregoing individuals to respond to, or assist in responding to, specific enquiries as necessary or appropriate. These individuals will be briefed on appropriate responses to market rumours and leading questions. See Part VII - Guidelines for Authorized Spokespersons.

Directors, officers, consultants and employees who are not authorized spokespersons must not respond to inquiries from securities professionals (including analysts), institutional or other investors and the media or the public, personally, over the telephone, by e-mail, or otherwise. Any inquiries must be referred immediately to the CEO or CFO.

The names and telephone numbers must be provided to the Market Surveillance Division of the Investment Industry Regulatory Organization of Canada and The Nasdaq Stock Market.

III.
GENERAL PRINCIPLES REGARDING MATERIAL INFORMATION
3.1.
Material Information will be Generally Disclosed by Press Release

The Company must promptly disclose all material information that is required to be disclosed under applicable securities laws and stock exchanges rules by issuing and filing a press release, a material change report and, in the United States, a Form 6-K or Form 8-K, as applicable, if and when required.

3.2.
Material Information Defined

Material information is any information relating to the business and affairs of a company that:

•
results in or would reasonably be expected to result in a significant change in the market price or value of any of the company’s securities, or
•
would reasonably be expected to have a significant influence on a reasonable investor’s investment decisions.

Material information includes both material facts and material changes.

A material fact is a fact that significantly affects or could reasonably be expected to significantly affect the market price or value of a company’s securities.

A material change is a change in the business, operations or capital of a company that would reasonably be expected to have a significant effect on the market price or value of any of the securities of the company, and includes a decision to implement such a change made by the Board or senior management who believe that confirmation of the decision by the Board is probable.

Examples of events or developments that may constitute material information are listed in Appendix B - Examples of Potentially Material Information. The list is not exhaustive. The Disclosure Committee will exercise its own judgment in making materiality determinations regarding the Company.

3.3.
Confidential Material Information

For purposes of complying with Canadian securities laws and Canadian securities exchange rules:

The Disclosure Committee may delay public disclosure of material information if it determines that immediate release would be unduly detrimental to the Company’s interests (for example, if it would prejudice negotiations in a corporate transaction). In these circumstances:

•
Confidential Material Change Reports - The Disclosure Committee will cause the Company to file a confidential material change report with securities regulators, explaining the reasons why the report must be kept confidential, and will periodically (at least every 10 days1) review its decision.
•
Complete Confidentiality Maintained - All persons with knowledge of confidential information must maintain complete confidentiality and must not disclose the information to any other person, except in the necessary course of business. See Section 4.3 - Necessary Course of Business.
•
Trading Activity Monitored - Market activity in the Company’s securities will be closely monitored by the CFO for any potential misuse of confidential material information2. See Part V - Restrictions on Trading and “Tipping”; Trading Blackout Periods; Insider Reports.
•
Disclosure - As soon as the basis for confidentiality ceases to exist, or information is inadvertently disclosed or is leaked, or otherwise becomes publicly known, the confidential material information will be generally disclosed immediately by press release. See Section 3.7– Situations Requiring Disclosure.

For purposes of complying with Canadian and US securities laws and regulations and US securities exchange rules, an assessment of the need to disclose material information will be separately made by the Disclosure Committee (including under Regulation FD, if applicable) and, irrespective of the determination that disclosure would be unduly detrimental to the Company’s interest, the Company will, at all times, comply with such laws, regulations and rules. If disclosure is required under such laws, regulations and rules, it may result in the need to disclose such information under this Section 3.3.

1 Confidential material change reports must be renewed every 10 days in some jurisdictions to maintain confidentiality.

2 The Company may also ask the Market Surveillance Division of Investment Industry Regulatory Organization of Canada to place the Company’s securities on “stock watch” to monitor trading activity.

3.4.
Material Information at Proposal Stage

As a general rule, if it is determined that disclosure of certain material non-public information is not required, it is the Company’s policy not to release the information unless (i) the Company has regularly released that type of information in the past and (ii) such release is made in compliance with this policy. The Disclosure Committee may determine that a new development should be disclosed at the proposal stage, or before an event actually occurs, if it gives rise to material information at that stage. In these circumstances:

•
Timing of Announcement - The intention to proceed with the material transaction or activity will be announced when a decision has been made to proceed with it by the Board, or by senior management with the expectation of the concurrence of the Board3.
•
Updates - Updates will be announced at least every 30 days until the announced event occurs, unless the original announcement indicates that an update will be disclosed on another indicated date.
•
Material Changes - Prompt disclosure will be made of any material changes to the proposed transaction, or to the previously disclosed information.
3.5.
No Selective Disclosure

The Company will not make disclosure of material information to selected individuals (such as securities professionals (including analysts), institutional or other investors and the media) if it has not been generally disclosed. If previously non-public material information is inadvertently disclosed or is leaked, other than disclosures in the necessary course of business, the material information will be generally disclosed immediately by press release, a material change report and, in the United States, a Form 6-K or Form 8-K, as applicable, if and when required. See Section 3.7 – Situations Requiring Disclosure and Section 4.3 - Necessary Course of Business.

3.6.
Disclosure Must Be Factual, Balanced and Consistent

The substance and importance of the material information being disclosed must be clear. Unnecessary details, exaggerations and promotional commentary will be avoided. Disclosure will include any information the omission of which would make the rest of the disclosure misleading (half-truths are misleading). Disclosures should avoid overly promotional language regarding the Company that exceeds the level necessary to enable an investor to make an informed investment decision. Unfavourable material information will be disclosed as promptly and completely as favourable information. Disclosure will be consistent among all audiences, including securities professionals such as analysts, institutional or other investors and the media.

3 In situations where a material change consists of a decision to implement a change made by the Company’s senior management, who believe that confirmation by the Board is probable, the Company may delay issuing a press release and file a confidential material change report (see Section 3.3 – Confidential Material Information) until the decision is approved by the Board.

3.7.
Situations Requiring Disclosure

Material information about the Company will be generally disclosed immediately by press release and material change report in any of the circumstances described below and in the United States, a Form 6-K or Form 8-K, if and when required. This will include contacting any applicable stock exchange, including the Market Surveillance Division of the Investment Industry Regulatory Organization of Canada and The Nasdaq Stock Market, discussing whether it will be necessary to halt the trading of the Company’s securities pending the issuance of the press release. Pending the issuance of the press release, the Company will also take steps to inform those parties to whom any non-public, material information has been disclosed that the information is material, non-public and must be kept confidential.

The following are example of situations where disclosure will be immediately required:

•
Inadvertent Disclosure - If the Company becomes aware, or has reasonable grounds to believe, that confidential material information, or rumours about it, has been inadvertently disclosed to selected individuals, or leaked.
•
Misuse of Material Information - If the Company becomes aware, or has reasonable grounds to believe, that someone is trading the Company’s securities with knowledge of confidential material information, or rumours about it (for example, if there is unusual trading activity in the Company’s securities).
•
Errors in Previous Disclosure - If the Company learns that previous disclosure contained a material error at the time it was given, and the correction constitutes material information.
IV.
MAINTAINING CONFIDENTIALITY
4.1.
Undisclosed Material Information Must Be Kept Confidential

All material information about the Company and its affiliates that has not been generally disclosed by press release must be kept strictly confidential in accordance with this policy.

It is often difficult to tell whether information is material information, or when a development (such as a proposed transaction) will mature into material information. Accordingly, all non-public information relating to the Company and its affiliates should be treated as confidential material information.

4.2.
Material Information About Other Companies

From time to time, the Company may be involved in transactions or proposed transactions with another company that may result in directors, officers, consultants or employees of the Company having confidential information about that other company. This information must be treated as confidential information in accordance with this policy, as if it were confidential information about the Company. No one may trade in securities of the other company with knowledge of confidential information about the other company. See Part V - Restrictions on Trading and “Tipping”; Trading Blackout Periods; Insider Reports.

4.3.
Necessary Course of Business

Non-public material information may be disclosed to selected individuals if doing so is in the necessary course of business and on a strict need-to-know basis. The individual receiving the non-public, material information must be advised that:

•
the information is confidential and may not be disclosed to anyone else, other than in the necessary course of business (and then only with appropriate Company approvals); and
•
they cannot trade, or assist others to trade, in the Company’s securities until the confidential information is disclosed and an appropriate amount of time has passed to permit thorough dissemination and evaluation of the information.

As a general rule, an outside party that does not otherwise owe the Company a duty of trust or confidence (such as accountants and lawyers) receiving confidential information in the necessary course of business will be required to sign a confidentiality agreement.

Examples of communications in the necessary course of business are set out in Appendix C - Communications in the Necessary Course of Business. Disclosure to securities professionals (including analysts), institutional or other investors and the media is generally not considered to be in the necessary course of business. Anyone who is uncertain about whether disclosure is in the necessary course of business should consult with the CFO or the CEO or another member of the Disclosure Committee.

4.4.
Procedures to Prevent the Misuse of Confidential Information

In order to prevent the inadvertent disclosure or misuse of confidential information, the procedures set forth in Appendix D- Treatment of Confidential Information should be observed at all times.

V.
RESTRICTIONS ON TRADING AND “TIPPING”; TRADING BLACKOUT PERIODS; INSIDER REPORTS
5.1.
Unlawful Trading and “Tipping”
•
Insider Trading - It is illegal for a person in a special relationship with the Company with knowledge of material information affecting the Company that has not been publicly disclosed to buy or sell securities of the Company (including the exercise of stock options or warrants).
•
“Tipping” - It is illegal for a person in a special relationship with the Company to inform (“tip”) any other person (a “tippee”) of material information affecting the Company that has not been publicly disclosed, except in the necessary course of business. See Section 4.3 - Necessary Course of Business.

Anyone who effects transactions in the Company’s or a third party’s shares (or provides information to enable others to do so) on the basis of non-public, material information is subject to both civil liability and criminal penalties, including imprisonment, as well as disciplinary action by the Company, up to and including termination for cause. Anyone who engages in tipping can be held liable both for such person’s own transactions and for transactions effected by the tippee, or even a tippee of the tippee.

5.2.
Special Relationship Persons Defined

The definition of those persons who are in a special relationship with the Company is set out in Appendix A- Glossary. The definition includes (but is not limited to):

•
Insiders, associates and affiliates of the Company,
•
any associates and affiliates of the Company whose transactions in the Company’s securities are directed by, or subject to, the influence or control of an insider, consultant or employee of the Company,
•
anyone proposing to make a take-over bid for the Company, become a party to a business combination with the Company or to acquire a substantial portion of the Company’s property,
•
anyone engaging in business or other professional activities with or on behalf of the Company or with or on behalf of any other person in a special relationship with the Company, and
•
any person (a tippee) who learns of material information from someone that the tippee knows or should know is a person in a special relationship with the Company.

Anyone in a special relationship with the Company is subject to the prohibitions against insider trading and tipping. Furthermore, it is important that the appearance of insider trading and tipping in securities be avoided. The definition is very broad and captures all directors, officers and employees (including non-management employees) of the Company and anyone in a special relationship with the Company. It also captures a potentially infinite chain of tippees. This policy will continue to apply to transactions by any person in a special relationship with the Company in the Company’s or a third party’s shares even after such person’s employment or service with the Company has terminated, as applicable. If any person in a special relationship with the Company is in possession of non-public material information when such person’s employment or service terminates, he or she may not trade in the Company’s shares until the information has become public or is no longer material.

Anyone who is uncertain about whether they are an insider of the Company, or about the scope of the definition of persons in a special relationship with the Company, should consult with the CEO or CFO. Anyone who knows of or suspects a violation of this Disclosure and Insider Trading Policy should report the violation immediately to the Company’s CEO or CFO, or through the procedures for anonymous reporting outlined in the Company’s Code of Business Conduct and Ethics. The Company and its subsidiaries will comply with all requests from applicable securities regulatory authorities, stock exchanges and other relevant agencies for information related to insider trading investigations.

5.3.
Specific Restrictions
•
Prohibited Use of Non-Public Material Information about the Company - The prohibition on insider trading and tipping applies to anyone in a special relationship with the Company who has knowledge of material information about the Company that has not been generally disclosed. These persons are prohibited from trading securities of the Company (this includes the granting of options to acquire Company shares, the purchase or sale of securities, the exercise of outstanding warrants or stock options and subsequent sale of securities), and from informing any other person of non-public material information affecting the Company (except
•
as permitted and set forth in Section 4.3 – Necessary Course of Business), until the material information has been generally disclosed by press release and filing with the Canadian securities commissions and with the U.S. Securities and Exchange Commission and a reasonable period of time (usually, two full trading days) have passed for the information to be widely disseminated. See Section 4.3 – Necessary Course of Business.
•
Use of Non-Public Material Information About a Counterparty - The prohibition on insider trading and tipping also applies to anyone in a special relationship with the Company who has knowledge of material information about a counterparty with which the Company is negotiating - or plans to negotiate - a merger, an acquisition, a business combination or other potentially material transaction that has not been generally disclosed. These persons are prohibited from trading securities of the counterparty, and from informing any other person of non-public material information affecting the counterparty (except as permitted and set forth in Section 4.3 – Necessary Course of Business), until the material information has been generally disclosed by press release and filing with the U.S. Securities and Exchange Commission and a reasonable period of time (usually, two full trading days) have passed for the information to be widely disseminated. See Section 4.3 - Necessary Course of Business.
•
Stock Options, etc. - The issuance and exercise of stock options, share appreciation rights (SARs) and similar share compensation rights are trades in securities for purposes of the insider trading and tipping prohibitions and are fully subject to these restrictions.
•
Derivatives, Options and Warrants - Buying and selling derivatives (whether issued by the applicable company or a third party), options, warrants, rights and similar securities are trades in securities for purposes of the insider trading and tipping prohibitions.
•
During Pension Fund Blackouts - In accordance with Regulation BTR under the US Securities Exchange Act of 1934, as amended, no director or executive officer of the Company shall, directly or indirectly, purchase, sell or otherwise acquire or transfer any equity security of the Company (other than an exempt security) during any “blackout period” (as defined in Regulation BTR) with respect to such equity security, if such director or executive officer acquires or previously acquired such equity security in connection with his or her service or employment as a director or executive officer. This prohibition shall not apply to any transactions that are specifically exempted from Section 306(a)(1) of the Sarbanes-Oxley Act of 2002 (as set forth in Regulation BTR), including but not limited to, purchases or sales of the Company’s securities made pursuant to, and in compliance with, a trading plan; compensatory grants or awards of equity securities pursuant to a plan that, by its terms, permits executive officers and directors to receive automatic grants or awards and specifies the terms of the grants and awards; acquisitions or dispositions of equity securities involving a bona fide gift or by will or the laws of descent or pursuant to a domestic relations order; etc. The Company shall timely notify each director and executive officer of any blackout periods in accordance with the provisions of Regulation BTR.
•
Speculating in Securities

Under Canadian securities laws, is unlawful for insiders to:

•
short-sell securities of the Company or its affiliates (i.e., sell securities that they do not yet own), except in limited circumstances permitted by corporate and securities laws, and
•
buy put options, or sell call options, on securities of the Company or its affiliates.
•
Regardless of whether it is illegal and regardless of the jurisdiction of the transaction, no officer, director or other member of management of the Company may engage in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges or other inherently speculative transactions with respect to the Company’s stock at any time.
5.4.
Trading Blackout Periods

The Company’s securities may not be traded, and stock options, SARs and similar share compensation rights may not be issued or exercised, during the following “Blackout Periods”:

•
Financial Statements - If determined necessary by the Company’s CEO or CFO, Blackout Periods may be implemented during the periods when the Company’s quarterly and annual financial statements are being prepared and released. These Blackout Periods may be commenced at any time at the discretion of the Company’s CEO or CFO, and will remain in place until such time as the Company’s CEO or CFO determine. The Company’s CEO or CFO will notify the insiders, persons in a special relationship with the Company and officers, directors, consultants and employees of the imposition and the termination of any such Blackout Period. Unless the Company’s CEO or CFO shall otherwise determine, such Blackout Period shall end at the close of business on the second trading day following the release of the applicable financial statements.
•
Pending Corporate Developments – Blackout Periods may be recommended from time to time for prescribed periods by the Company’s CEO or CFO, the Board or the Disclosure Committee because of a pending corporate development or other confidential non-public material information. The Company’s CEO or CFO, the Board or the Disclosure Committee will notify the insiders, persons in a special relationship with the Company and officers, directors, consultants and employees of the imposition and the termination of any such Blackout Period. Unless the Company’s CEO or CFO, the Board or the Disclosure Committee shall otherwise determine, such Blackout Period shall end at the close of business on the second trading day following the issuance of a press release generally disclosing details of such corporate development. Anyone with knowledge of the special circumstances, and anyone else designated by the Company’s CEO or CFO, the Board or the Disclosure Committee, is subject to the trading blackout. This may include external advisors such as legal counsel, investment bankers and consultants.
5.5.
Pre-Clearance of Trades

To protect the reputation of the Company and avoid the appearance of impropriety, all insiders, officers, directors, consultants and employees of the Company must pre-clear all transactions in the Company’s securities (including the exercise of stock options) with the CFO or another designated officer of the Company. Notwithstanding the prior sentence:(a) only advance notice to the CFO or other designated officer of the Company, but not pre-clearance, is required for option exercises or gifts of Company securities; and (b) pre-clearance is not required for transactions effected in accordance with a written trading plan that has been properly established and approved pursuant to Rule 10b5-1 under the United States Securities Exchange Act of 1934, as amended, and the requirements of Section 5.6below (a “Rule 10b5-1Trading Plan”).

5.6.
Rule 10b5-1 Trading Plans

Notwithstanding any of the prohibitions contained in this policy, all insiders, directors, officers, consultants and employees of the Company may, if permitted under applicable Canadian securities laws, trade in the Company’s securities at any time pursuant to a Rule 10b5-1 Trading Plan that has been properly adopted and is properly administered in accordance with under Rule 10b5-1 under the United States Securities Exchange Act of 1934, as amended. All adopted Rule 10b5-1 Trading Plans must comply with all applicable policies established by the Company in addition to complying with Rule 10b5-1 itself and applicable Canadian laws.

Adoption of a Rule 10b5-1 Trading Plan cannot be effective until such insider, director, officer, consultant or employee of the Company has received written confirmation from the CFO that the Company acknowledges adoption of the Rule 10b5-1 Trading Plan. To “properly” establish a Rule 10b5-1 Trading Plan, the Company or such insider, director, officer, consultant or employee of the Company must submit a draft of the proposed plan to the CFO and must receive written acknowledgement of such adoption from the CFO. Termination, modification or amendment of a Rule 10b5-1 Trading Plan must also be pre-cleared with the CFO. Additionally, all transactions under a Rule 10b5-1 Trading Plan must be reported as set forth below.

The rules applicable to Rule 10b5-1 Trading Plans are complex and technical in nature, and insiders, directors, officers, consultants and employees of the Company should not employ a Rule 10b5-1 Trading Plan without obtaining advice from legal counsel. A Rule 10b5-1 Trading Plan may not be adopted by any insider, director, officer, consultant or employee of the Company at any time when he/she is aware of confidential non-public material information or is subject to a Blackout Period.

Prior to adopting or terminating a Rule 10b5-1 Trading Plan, all insiders, directors, officers, consultants and employees of the Company must confer with, and, if applicable, provide a copy of the proposed Rule 10b5-1 Trading Plan to, the CFO. The Company reserves the right to consider and determine whether public announcement of a Rule 10b5-1 Trading Plan should be made.

By the close of business on the day of any transaction by any insider, director, officer, consultant or employee of the Company, each such person must deliver or cause to be delivered to the CFO, written documentation confirming each transaction in any security of the Company by such person or any affiliate of such person. The applicable transactions include any change in ownership, including gifts, stock trades, option grants, and other transfers. The applicable insider, director, officer, consultant or employee of the Company must give a copy of this Policy to any broker effecting trades in Company securities on behalf of such person and should request that such broker contact the Company’s CFO by telephone and in writing by fax or email with the details of the transaction on the day it occurs, including any transactions effected in accordance with a Rule 10b5-1 Trading Plan. The reporting obligation remains that of the applicable insider, director, officer, consultant or employee of the Company, and no arrangements with the broker will remove that obligation from such person. This Policy does not require that the applicable insider, director, officer, consultant or employee of the Company, or his/her affiliates or associates submit confirmations of transactions in other companies’ securities unless otherwise indicated in writing by the CFO.

5.7.
Insider Reports

Insider reports must be filed by all insiders of the Company under securities laws to report the ownership of, and trades in, securities of the Company (including the issuance and exercise of stock options). It is the insider’s, and not the Company’s, responsibility to file insider reports when required. The filing of an insider report does not relieve the insider from any other responsibility under this policy.

Officers and directors subject to the reporting obligations under applicable securities law, including without limitation, National Instrument 55-104 Insider Reporting Requirements and Exemptions, and if applicable, Section 16 of the United States Securities Exchange Act of 1934 (the “Exchange Act”), should take care not to violate any prohibition on short-swing trading and the restrictions on sales by control persons (Rule 144 under the United States Securities Act of 1933, as amended), and should file all appropriate reports related to such rules and regulations, including, if applicable, Section 16(a) reports (Forms 3, 4 and 5) and any notices of sale required by Rule 144.

General instructions on when and how to file insider reports under Canadian securities laws is set out in Appendix E1 - Filing Insider Reports under Canadian Securities Laws.

VI.
TIMELY DISCLOSURE
6.1.
Press Releases
•
Coordination - The issuance of press releases, whether or not they contain material information, is coordinated by the CFO.
•
Specific Approvals -

•
General - All press releases must be reviewed in advance by a majority of the members of the Disclosure Committee for accuracy and completeness prior to release.
•
Annual Financial Statements - Annual financial statements must be reviewed by the Audit Committee and approved by the Board prior to release.
•
Quarterly Financial Statements - Quarterly financial statements must be reviewed by the Audit Committee and approved by the Board prior to release.
•
Procedure for Dissemination - If a press release containing material information is to be issued during trading hours, prior notice must be given to the Market Surveillance Division of Market Regulation Services Inc., of the Toronto Stock Exchange, so that it can give assistance and direction on whether there should be a trading halt. If approved by Market Surveillance, the issuance of the press release may be delayed until the close of trading. If the press release is issued outside normal trading hours, Market Surveillance must be notified before the market opens.
•
Dissemination -
•
Approved News-Wire Service - Press releases will be disseminated through an approved news-wire service that provides simultaneous national and/or international distribution and transmission to all relevant stock exchanges and securities regulatory authorities, national financial press and daily newspapers that provide regular coverage of financial news.
•
SEDAR/Company Website - General disclosure will be enhanced by filing press releases containing material information on SEDAR, filing material change reports on SEDAR, filing such press releases or equivalent information on Form 6-K or Form 8-K, as applicable, with the SEC, when and if required, and by posting all press releases on the Investor Relations section of the Company’s website. Filing press releases on SEDAR and/or posting them on the Company’s website alone does not constitute general disclosure for purposes of securities laws and stock exchange rules. See Section 6.5 - Electronic Communications.
6.2.
Press Releases of Summary Financial Results

The Company may issue a press release announcing financial results and highlighting major items, which may include pro forma results. Press releases of summary financial results will be issued concurrently with the issuance and filing of the related annual or quarterly financial statements and notes and management’s discussion and analysis (MD&A).4 Press releases of summary financial results will be reviewed by the Board prior to release. See Section 6.1 – Press Releases.

4 If summary earnings news releases are issued in advance of the filing of the related financial statements and notes and MD&A, this will limit the ability of a company to discuss its financial results, since discussion of elements of the financial statements that have not been generally disclosed may constitute selective disclosure.

6.3.
Material Change Reports

The CFO will review and coordinate the filing of material change reports for accuracy and completeness and to ensure that they are filed on a timely basis with all applicable securities regulators.

6.4.
News Conferences and Analyst Conference Calls; Communication Quiet Periods

See Section 7.1 - Private Briefings with Securities Professionals (Including Analysts), Investors and the Media for one-on-one meetings and small group discussions.

•
Participation - News conferences and analyst conference calls will be held in an open manner. All interested parties can participate by telephone or through the Internet by webcast and/or conferences and calls will be recorded. Webcast archives and/or transcripts will be posted on the Company’s website for quarterly earnings and material corporate developments, and will remain there for a minimum of 30 days.
•
Notice - Adequate notice will be given of the time, date and topic of each news conference or analyst conference call, containing instructions on how to access the call and indicating for how long and by what means the Company will make a replay available. Notice will be given:
•
by press release distributed through an approved news-wire service,
•
by blast e-mail sent to the Company’s entire mailing list including financial and industry analysts, institutional and other investors and the financial press, and
•
by notice on the front page of the Company’s website.
•
Attendance - Where practical, news conferences and analyst conference calls will be attended by at least the CEO or CFO. At least one member of the Disclosure Committee or a designate must be in attendance at every news conference and analyst conference. It is the responsibility of the Disclosure Committee to be completely familiar with the Company’s public disclosure record to ensure consistency of information and to interrupt if questions could elicit the disclosure of non-public material information.
•
Pre-Conference Briefing Sessions - Company officials will meet before news conferences and analyst conference calls. Where practical, statements and responses to anticipated questions will be scripted in advance and reviewed by the appropriate people within the Company.
•
Cautionary Language - A Company spokesperson will provide cautionary language at the beginning of each conference with respect to any forward-looking information and will direct participants to publicly available documents containing all relevant assumptions, sensitivities and full discussion of the risks and uncertainties. See Section 7.3 - Forward-Looking Information.

•
Information Provided - The Company will provide only material information that has been generally disclosed and non-material information, recognizing that an analyst or investor may construct information he or she obtains into a mosaic that could result in material information. The Company cannot alter the materiality of information by breaking it down into smaller, non-material components.

Examples of specific issues that are appropriate for discussion, and those issues that should be avoided, are listed in Appendix F - Contacts with Securities Professionals (Including Analysts), Investors and the Media.

Disclosure at news conferences, analyst conference calls and shareholders’ meetings does not satisfy the Company’s obligation to generally disclose material information. The Company generally discloses material information by press release. Any disclosure of material information at news conferences, analyst conference calls and shareholders’ meetings must be preceded by the issuance of a press release in accordance with this policy.

•
Record-Keeping - At least one Company official will keep detailed notes.
•
Debriefing Sessions - The CEO or CFO will hold a debriefing meeting immediately after the news conference or analyst conference call. If selective disclosure of previously non¬public material information is discovered, the material information will be generally disclosed immediately by press release. See Section 3.7 – Situations Requiring Disclosure.
•
Communication Quiet Periods -
•
Quarterly and Non-Routine Quiet Periods - To avoid the potential for selective disclosure or the appearance of selective disclosure, the Company will observe quiet periods:
•
prior to quarterly earnings announcements, and
•
when a material change is pending.

The quarterly quiet period starts on the first day following the end of the quarter and ends on the second trading day following the issuance of a news release disclosing the quarterly results.

When a material change is pending, the quiet period shall end on the second trading day following the issuance of a press release generally disclosing details of such material change.5

•
Activities During Quiet Periods - During a quiet period the Company will not initiate or participate in any meetings or telephone calls with analysts, investors or the media and no earnings guidance will be provided to anyone. Communications will be limited to responding to inquiries concerning material information that has been generally disclosed or non-material information. Trading by certain persons in the Company’s securities is also restricted. See Part V – Insider Trading; Tipping;

5 These scheduled quiet periods mirror the scheduled trading blackout periods. See Section 5.4 – Trading Blackout Periods.

Insider Reports. If the Company is invited to participate in investment meetings or conferences organized by others during a quiet period, the CEO or CFO may determine, on a case-by-case basis, if it is advisable to accept those invitations. If accepted, extreme caution must be exercised to avoid selective disclosure of any material information not yet publicly disclosed.
6.5.
Electronic Communications
•
Electronic Communications - The Company’s website, e-mail and other channels available on the Internet provide opportunities for the Company to supplement traditional means of distributing information. The electronic distribution of information is subject to the same securities laws and stock exchange rules as traditional forms of dissemination.
•
Company Website - The Company maintains a website in part so that investor relations information is available electronically. The Investor Relations page of the Company’s website is segregated from the Company’s other website pages. In particular, promotional, sales and marketing information will not be included on the same website pages as the Investor Relations page.
•
Timing of Information Posted on Company Website - Timely disclosure documents will be posted as soon as possible after they have been generally disclosed. Disclosure on the Company’s website alone will not satisfy the Company’s obligation to generally disclose material information. The Company generally discloses material information by press release. Any disclosure of material information on the Company’s website must be preceded by the issuance of a press release in accordance with this policy.
•
Information Currency and Updates - The first page of all information posted on the Investor Relations page of the Company’s website will be dated the date it is posted on the website and, if applicable, modified. Information will be updated or corrected as required (it is not sufficient that information is corrected or updated elsewhere). Out-of-date information will be deleted and archived. Information that is incorrect or that becomes inaccurate over time will also be deleted and archived, and a correction posted. See Section 6.6 - Disclosure Record.
•
Contents - The Company’s website will include the following:
•
Cautionary Statement - a statement that information posted on the Company’s website was accurate at the time of posting, but may be superseded by later information,
•
Timely Disclosure Documents - all current timely disclosure documents, such as: annual reports; annual and quarterly financial statements; MD&A; annual information forms; management proxy circulars; prospectuses (provided that they have been filed and receipted by appropriate securities regulators, and subject to securities laws in all jurisdictions where the Company may be offering securities); press releases (favourable and unfavourable); material change reports; notices of declarations of dividends; redemption notices; all documents filed on SEDAR and EDGAR; and similar documents,

•
Other Information - supplemental information provided to analysts, institutional investors and other market participants, such as: fact sheets; slides of presentations made at investor conferences; transcripts of investor relations conferences or speeches; and other material distributed at investor presentations,
•
Contact Information - a statement on who to contact to obtain more information, and
•
E-mail Link - e-mail link to the Company’s Investor Relations Department to facilitate communication with investors Documents will be posted in their entirety. If this is impractical (for example, if it is a technical report with graphs, charts or maps) care must be taken that the excerpt is not misleading when read on its own.
•
Third Party Documents -
•
Analysts’ Reports - The Company will not post analysts’ reports on the Company’s internal or external website and will not provide a link to analysts’ websites or publications. The Company may choose to list the names of analysts who cover the Company on the Company’s website. If the Company chooses to do so, it will list all analysts that the Company is aware of that follow the Company.
•
Other Third Party Documents - The Company will not put any other investor relations information authored by third parties on its website, unless the information was prepared on behalf of the Company, or is general in nature and not specific to the Company.
•
Responsibility for Company Website – The CFO is responsible for maintaining the Investor Relations page of the Company’s website and is responsible, along with the general counsel (if any), for monitoring all Company information placed on the website to ensure that it is accurate, complete, up-to-date and in compliance with relevant securities laws.
•
Electronic Inquiries - The CFO is responsible for responses to electronic inquiries. Only public information or information which could otherwise be disclosed in accordance with this policy shall be utilized in responding to electronic inquiries.
•
Links - The CFO must approve all links from the Company’s website to a third party website. Any link will include a notice that advises the reader that they are leaving the Company’s website and that the Company is not responsible for the contents of the other site. Links will be checked regularly to make sure they still work.
6.6.
Disclosure Record

The CFO will be responsible for maintaining a five-year archive containing all public information about the Company and all information posted on the Company’s website.

VII.
GUIDELINES FOR AUTHORIZED SPOKESPERSONS

The following are guidelines for the Company’s authorized spokespersons and the Disclosure Committee when dealing with securities professionals (including analysts), institutional or other investors and the media.

7.1.
Private Briefings with Securities Professionals (Including Analysts), Investors and the Media
•
Participation - The Company recognizes that private briefings with analysts play an important role in seeking out information, analyzing and interpreting it and making recommendations. The Company also recognizes that private briefings with institutional and other investors are an important element of its Investor Relations program. The Company will meet with analysts and investors individually or in small groups as needed and will initiate contacts or respond to analysts’ and investors’ calls in a timely, consistent and accurate fashion in accordance with this policy. All analysts will receive fair treatment - whether they are recommending buying or selling the Company’s securities.
•
Attendance - Where practical, briefings with securities professionals (including analysts), investors and the media will be attended by at least one of the CEO or CFO. It is the responsibility of the Disclosure Committee to be completely familiar with the Company’s public disclosure record to ensure consistency of information and to interrupt if questions could elicit the disclosure of non-public material information.
•
Other Procedures - The Company will follow the procedures set out in Section 6.4 – News Conferences and Analyst Conference Calls under the following headings: Pre-Meeting Briefing Sessions; Cautionary Language; Information Provided; Record-Keeping; and Debriefing Sessions.
•
Communication Quiet Periods - The Company will observe the communication quiet periods set out in out in Section 6.4 – News Conferences and Analyst Conference Calls under the heading, Communication Quiet Periods.
7.2.
Analysts’ Reports and Models
•
Review of Analysts’ Reports and Models - The Company believes that it is necessary and appropriate to review and potentially comment on reports and models prepared by financial analysts. However, this activity will be confined to identifying publicly disclosed factual information that may affect an analyst’s model or to pointing out inaccuracies or omissions with reference to publicly available information about the Company.

To avoid any appearance of endorsing an analyst’s report or model, any comments are to be provided orally and with a disclaimer stating that the report was reviewed for factual accuracy only. The Company will not express comfort with respect to analysts’ reports, financial reports or earnings estimates or attempt to influence analysts’ opinions or conclusions. For example, the Company cannot selectively confirm that an analyst’s estimate is “on target” or that it is “too high” or “too low”, whether directly or indirectly through implied “guidance”.

•
Limits on Distribution - The Company will not distribute analysts’ reports, financial models or earnings estimates internally within the Company or externally to third parties, except:
•
to directors and senior officers of the Company to assist them in managing earnings expectations, understanding how the marketplace values the Company and how corporate developments affect analysis, and
•
to the Company’s financial and other professional advisors in the necessary course of business. See Section 4.3 – Necessary Course of Business.

See also Section 6.5 – Electronic Communications under the heading, Third Party Documents for limits on distributing analysts’ reports and the names of analysts who cover the Company.

7.3.
Forward-Looking Information

If the Company discloses forward-looking information, it will do so in compliance with all applicable laws, rules, regulations and policies, and the following guidelines will be observed:

•
Application - Instances in which forward-looking information is made available to the public includes, but is not limited to: information that the Company files with securities regulators; information contained in news releases; information published on the Company’s website; and information published in marketing materials or other similar materials prepared by the Company or distributed to the public.
•
Performance Indicators - The Company must have a reasonable basis for any forward-looking information it discloses and should consider the reasonableness of the assumptions underlying the forward-looking information and the process followed in preparing and reviewing forward-looking information. Forward-looking statements that are overly optimistic, lack objectivity or are not adequately explained may be misleading.
•
No Selective Disclosure - There will be no selective disclosure of forward-looking material information, orally or in writing. All forward-looking information identified as material information will be generally disclosed by press release. Earnings forecasts, in particular, may not be selectively disclosed. See Section 7.5 – Earnings Guidance.
•
Cautionary Statements - The disclosure of any forward-looking information, orally or in writing, will be accompanied by the following cautionary language:
•
Identification of Forward-Looking Information - a statement that the information is forward-looking,
•
Assumptions - a cautionary note stating that the forward-looking information is based on material assumptions and that there is a significant risk that actual results may vary, perhaps materially, from the results projected,

•
Identification of Assumptions - an explanation, in specific terms, of the material factors or assumptions (such as economic conditions or a course of action) on which the forward-looking information is based,
•
Identification of Risks and Uncertainties - an explanation, in specific terms, of the risks and uncertainties that may cause actual results to vary materially from the results projected,
•
Date of Information - a statement that the forward-looking information is given as of a certain date, and
•
Disclaimer - a statement that the forward-looking information is subject to changes and disclaiming that the Company will update the information, subject to applicable securities laws.

Cautionary statements regarding forward-looking information should be reviewed on a case-by-case basis taking into account the nature of the forward-looking information being provided.

•
Updates - Once the Company has disclosed forward-looking material information, the Company’s shall regularly assess whether previous statements of forward-looking information should be updated or supplemented by making additional disclosure to ensure that past disclosure of forward-looking information is accurately reflected in current MD&A and to update the information, if necessary, by press release.
7.4.
Future-Oriented Financial Information

If the Company discloses future-oriented financial information or financial outlook, it will do so in compliance with all applicable laws, rules, regulations and policies, and such information will:

•
be based on assumptions that are reasonable in the circumstances,
•
be limited to a period for which the information can be reasonably estimated, and
•
use the accounting policies the Company expects to use to prepare its historical financial statements for the period covered by the future-oriented financial information or financial outlook.

Future-oriented financial information and future outlook will generally be considered to be forward-looking material information. Accordingly, in addition to the disclosure required in Section 7.3 – Forward-Looking Information, if the Company discloses future-oriented financial information or financial outlook in writing, the Company must include disclosure that:

•
states the date management approved such information, if the document containing such information is undated, and
•
explains the purpose of the information and cautions readers that the information may not be appropriate for other purposes.

7.5.
Future Guidance

The Company will try to ensure, through its regular public disclosure of quantitative and qualitative information, including its MD&A, that analysts’ estimates are in line with the Company’s own expectations. If the Company has determined that it will be reporting results materially below or above publicly held expectations, it will make general disclosure of this information in a press release in order to enable discussion without risk of selective disclosure. Future guidance press releases will be reviewed by the Board6 prior to release.

See Section 6.1 – Press Releases. All forward-looking information contained in the press release must conform to the guidelines set out in Section 7.3 – Forward-Looking Information. A future guidance press release should be followed with a widely-available conference call to provide material information that has generally been disclosed or non-material information and analysis.

7.6.
Management Presentations, etc.

Presentations at conferences, meetings and similar events should be either prepared or reviewed in advance by the Disclosure Committee.

7.7.
Rumours

The Company’s policy is not to comment on market rumours (including rumours on the Internet). The Company’s spokespersons will consistently respond: “It is our policy not to comment on market rumours or speculation.”

If the Toronto Stock Exchange (or any other exchange where the Company’s securities are listed or other securities regulatory authority) asks the Company to make a clarifying statement in response to a rumour, the CEO or CFO will consider the matter and decide whether to make a definitive statement.

VIII.
STATUTORY CIVIL LIABILITY
8.1.
Ontario

The Securities Act (Ontario) provides investors with rights to sue for damages arising from misrepresentations in public disclosures by certain publicly traded companies. In practice, this means that investors in the secondary market have a private right of action to sue public companies, like the Company, their directors and officers and others for misrepresentations made in publicly released documents and public oral statements and for the failure to disclose on a timely basis material changes.

The liability regime distinguishes between “core documents” and “non-core documents”. Core documents are generally more comprehensive documents such as an annual information form or information circulars for annual or special shareholders meetings. The plaintiff is required to prove, in the case of “non-core documents” and public oral statements, that the defendant acted knowingly, deliberately avoided acquiring knowledge or was guilty of gross misconduct.

6 The Board may delegate this review function to the Audit Committee.

In summary, a misrepresentation is an untrue statement of material information or an omission to state material information that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

For the purposes of this policy, a material change should be understood as a change in the business, operations or capital of the Company that would reasonably be expected to have a significant effect on the market price or value of any of the securities of the Company.

The Disclosure Committee is responsible for ensuring that adequate processes are in place for verifying the accuracy of information to be disclosed in “core documents” (as such term is defined in the Securities Act (Ontario)) and in certain documents other than “core documents” and in public oral statements.

The processes for verifying the accuracy of information to be publicly disclosed by the Company are summarized below.

Core Documents - The following documents constitute “Core Documents”:

a.
annual and interim management’s discussion and analysis
b.
annual and interim financial statements
c.
annual information forms
d.
information circulars for annual shareholders’ meetings
e.
prospectuses
f.
take-over bid and issuer bid circulars
g.
directors’ circulars
h.
rights offering circulars
i.
information circulars for shareholders’ meetings other than annual meetings
j.
material change reports (for officers only)

Core Documents (a) through (d), above are referred to in this policy as “Routine Core Documents” and Core Documents (e) through (j) above are referred to in this policy as “Special Core Documents”.

Non-Core Documents - Non-core documents include all written communications other than Core Documents (including communications prepared and transmitted only in electronic form), that are required to be or are voluntarily filed with a securities commission, stock exchange or government under applicable securities or corporate law, or any other written communication the content of which would reasonably be expected to affect the market price or value of a security of the Company.

The principal examples of non-core documents are:

•
annual reports (excluding management’s discussion and analysis and financial statements)
•
quarterly supplementary financial information
•
news releases
•
written version of slide presentations and speeches
•
CEO/CFO quarterly and annual certification
•
safe harbours for forward-looking statements (stand-alone filings)

CEO/CFO Quarterly and Annual Certifications – The processes leading to the signature by the CEO and the CFO of the Company (or each person who performs similar functions to a chief executive officer or chief financial officer) on the quarterly and annual certifications required under applicable Canadian securities legislation are as follows:

•
such persons will each conduct a review of the filings covered by the applicable certificate;
•
such persons will each conduct or cause to be conducted a reasonable investigation to satisfy themselves that there are no reasonable grounds to believe that any of the matters to be attested to in the applicable certificate are untrue; and
•
where deemed appropriate by any person signing such certificate, such person may request that a back-up certificate be provided by any party who has prepared or reviewed the filings (or portion thereof) covered by the certificate in order to confirm the matters to be attested to therein.
8.2.
Summary of Director Liability under the U.S. Securities Exchange Act of 1934

With respect to United States federal securities laws, the following is a description of the most common provisions relevant to the directors and officers of companies registered under the United States Securities Exchange Act of 1934, as amended (the “1934 Act”).

Section 18 of the 1934 Act imposes liability on any person who makes (or causes to be made), in any document or report filed with the SEC, a statement that was, at the time it was made and in light of the circumstances in which it was made, false or misleading with respect to a material fact. Directors and officers can be sued for false and misleading statements under Section 18. Under Section 18, a claim can be brought be any person who, in reliance on the false or misleading statement, purchases or sells a security at a price affected by the statement. Liability under Section 18 is subject to a due diligence defence, and no liability will accrue if the director or officer proves that he or she acted in good faith and did not know the statement was false or misleading.

Documents filed with the SEC may also give rise to liability under Section 10(b) of the 1934 Act and Rule 10b-5 thereunder. Rule 10b-5 is the general anti-fraud provision of the 1934 Act, and generally prohibits manipulation and fraud in connection with the purchase and sale of any security. Rule 10b-5 is by far the most important civil liability provision of the U.S. federal securities laws. Importantly, lawsuits under Rule 10b-5 may be brought by either U.S. governmental authorities or by private parties who claim to have been injured as a result of alleged misstatements or other manipulative or deceptive practices. Examples of actions that may violate these provisions are: knowingly or recklessly making false or misleading statements (or omissions) that could reasonably be expected to influence the purchase or sale of securities, intentionally creating an artificial demand for the Company’s securities in order to inflate the share price, or engaging in other types of deceptive practices. Illegal insider trading also constitutes a violation of Rule 10b-5.

The defendant in an action under Rule 10b-5 need not themselves have purchased or sold securities, as it is enough that the defendant’s conduct occurred “in connection with” such purchases or sales. Of significance to directors and officers, this test can be satisfied if false or misleading statements were made in a manner reasonably calculated to influence the investing public.

Under Section 20(a) of the 1934 Act, every person who, directly or indirectly, controls any person found to be liable under the 1934 Act is jointly and severally liable with the controlled person, unless the controlling person acted in good faith and did not directly or indirectly induce the act or acts constituting the violation or cause of action. Directors and officers of a corporation are generally deemed to “control” the corporation.

IX.
VERIFICATION OF ACCURACY OF PUBLIC DISCLOSURE

General – Before the release of any Core Document or Non-Core Document, the Disclosure Committee will conduct or cause to be conducted a reasonable investigation to satisfy itself that, at the time of the release of such information, there are no reasonable grounds to believe that either (i) the information to be disclosed contains a misrepresentation or (ii) there will be any failure to make timely disclosure of such information.

Routine Core Documents – To ensure the accuracy and completeness of all Routine Core Documents, the Disclosure Committee will follow the following specific verification procedures:

•
A member of the Disclosure Committee will prepare, or will appoint another person in the Company to prepare an initial draft of each Routine Core Document.
•
Where deemed appropriate by the Disclosure Committee, a draft of each Routine Core Document will be circulated to and reviewed by the Company’s external legal counsel or other experts.
•
The relevant portions of Routine Core Documents will be circulated to and reviewed by officers and internal managers who have specific knowledge or expertise with respect to the matters to be disclosed.
•
Where deemed appropriate by the Disclosure Committee, officers and internal managers will be encouraged and provided an opportunity to prepare draft disclosure regarding matters within their area of knowledge or expertise.
•
The heads of the Company’s departments will be assigned to review the description of their particular department included in any Routine Core Document.

•
A senior officer of the Company who, in the opinion of the Disclosure Committee, will have the best understanding of the true risks in the business taken as a whole will be assigned to review boilerplate language, risk factor disclosure and forward-looking statement disclosure in all Routine Core Documents.
•
Officers and internal managers who review or assist with the preparation of Routine Core Documents (or portions of such documents) are required to provide a certificate addressed to the CEO and CFO (or equivalents) confirming the accuracy and completeness of the disclosure reviewed or prepared.
•
Routine Core Documents will be submitted to, reviewed and specifically approved by the Board.
•
If the Routine Core Document contains any forward-looking information, the additional procedures set out in this policy will be followed.

Special Core Documents – To ensure the accuracy and completeness of all Special Core Documents, the Disclosure Committee will follow ALL OF the specific verification procedures applicable to Routine Core Document, as modified or supplemented by the following verification procedures:

•
the Company’s external legal counsel, under the supervision of the Disclosure Committee, will have primary drafting responsibility for all Special Core Documents.
•
Where deemed appropriate by the Disclosure Committee, after consultation with the Company’s external legal counsel, all draft Special Core Documents will be circulated to and reviewed by other experts retained by the Company such as auditors, accountants, financial advisors, specialized or local legal counsel and investor relations experts.
•
Special Core Documents will be submitted to, reviewed and specifically approved by the Board.

Non-Core Documents – To ensure the accuracy and completeness of all Non-Core Documents, the Disclosure Committee will follow the following specific verification procedures:

•
A member of the Disclosure Committee will prepare, or will appoint another person in the Company or the Company’s investor relations firm to prepare, an initial draft of any Non-Core Documents.
•
Where deemed appropriate by the Disclosure Committee, a draft of any Non-Core Document will be circulated to and reviewed by the Company’s external legal counsel or other experts.
•
Where deemed appropriate by the Disclosure Committee, the relevant portions of any Non-Core Documents will be circulated to and reviewed by officers and internal managers who have specific knowledge or expertise with respect to the matters to be disclosed.
•
A senior officer of the Company who, in the opinion of the Disclosure Committee, will have the best understanding of the true risks in the business taken as a whole will be assigned to review boilerplate language, risk factor disclosure and forward-looking statement disclosure in all Non-Core Documents.
•
Before the release of any Non-Core Document, at least two members of the Disclosure Committee will review and sign-off on such document.
•
If the Non-Core Document contains any forward-looking information, the additional procedures of this policy will be followed as set out below.

Influential Persons – Influential persons, such as control persons, insiders and promoters of the Company are not authorized to release any document or make any public oral statement that relates to the Company unless such disclosure has been reviewed by and specifically approved in advance by the Disclosure Committee. Unless specifically authorized in advance by the Disclosure Committee, influential persons must not represent themselves as having, or create circumstances that imply that such person has, any authority to disclose information or make public oral statements that relate to the Company. Influential persons may be exposed to liability for misrepresentations in disclosure documents or public oral statements and failures to make timely disclosure of material changes that such persons seek to influence or that they themselves release or make. Influential persons who wish to disclose information regarding the Company should contact the Disclosure Committee.

X.
COMMUNICATION AND ENFORCEMENT
10.1.
Communication of Policy

This policy will be posted on the Company’s internal website and must be brought to the attention of all employees on an annual basis. All directors, officers, consultants and employees of the Company and/or its affiliates, and all authorized spokespersons, will be advised of its importance. The Company will communicate any changes to this policy.

10.2.
Onus of Compliance

Violations of this policy may constitute violations of securities laws and/or result in damages and liability to the Company and those concerned personally. All directors, officers, consultants and employees of the Company and/or its affiliates, and all authorized spokespersons, are expected to be familiar with this policy and to comply fully with it.

10.3.
Failure to Comply

The Company will take disciplinary action, up to and including termination, in respect of breaches of this policy. The type of disciplinary action will be dependent on the nature of the breach, and will be subject to and in accordance with applicable employment law. Any violation of this policy may result in:

•
the immediate suspension or dismissal of those individuals concerned, and
•
the Company reporting those individuals concerned to securities enforcement authorities, which could lead to civil and/or criminal sanctions.
10.4.
Questions

All questions about this policy should be directed to the CEO or CFO or, in their absence, another member of the Disclosure Committee.

Appendix A – Glossary

The following definitions are extracted from appropriate securities legislation. References below to a company include a trust and a partnership.

affiliate

A company shall be deemed to be an affiliate of another company if one of them is the subsidiary of the other or if both are subsidiaries of the same company or if each of them is controlled by the same person or company; and, if two companies are affiliated with the same company at the same time, they are deemed to be affiliated with each other.

associate

Where used to indicate a relationship with any person or company means:

(a)
any company of which such person or company beneficially owns, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all voting securities of the company for the time being outstanding;
(b)
any partner of that person or company;
(c)
any trust or estate in which such person or company has a substantial beneficial interest or as to which such person or company serves as trustee or in a similar capacity;
(d)
any relative of that person who resides in the same home as that person;
(e)
any person who resides in the same home as that person and to whom that person is married, or any person of the opposite sex or the same sex who resides in the same home as that person and with whom that person is living in a conjugal relationship outside marriage; or
(f)
any relative of a person mentioned in clause (e) who has the same home as that person.

automatic securities purchase plan

A dividend or interest reinvestment plan, a stock dividend plan or any other plan of a reporting issuer or of a subsidiary of a reporting issuer to facilitate the acquisition of securities of the reporting issuer if the timing of the acquisitions of securities, the number of securities which may be acquired under the plan by a director or senior officer of the reporting issuer or of the subsidiary of the reporting issuer and the price payable for the securities are established by written formula or criteria set out in a plan document.

beneficially owned
(a)
A person shall be deemed to own beneficially securities beneficially owned by a company controlled by him or by an affiliate of such company.
(b)
A person shall be deemed to own beneficially securities beneficially owned by a trust controlled by him.
(c)
A company shall be deemed to own beneficially securities beneficially owned by its affiliates.

Beneficial ownership includes ownership through any trustee, legal representative, agent or other intermediary.

cash payment option

Means a provision in a dividend or interest reinvestment plan under which a participant is permitted to make cash payments to purchase from the issuer, or from an administrator of the issuer, securities of the issuer’s own issue, in addition to the securities

(a)
purchased using the amount of the dividend or interest payable to or for the account of the participant; or
(b)
acquired as a stock dividend or other distribution out of earnings or surplus.

consultant	Where used in relation to a person, means a person acting as a consultant to the Company.
control or direction
(a)
If a person or company has in fact given effective control or direction over securities to another person or company, through a voting trust, income splitting arrangement or other written or unwritten arrangement or understanding, those holdings should be aggregated with those of the person or company.
(b)
Control or direction does not include family holdings, unless a family member has in fact given effective control or direction to the relevant person or company, through a voting trust, income splitting arrangement or other written or unwritten arrangement or understanding, in which case the family holdings should be aggregated with those of the relevant person or company.

controlled company

A company shall be deemed to be controlled by another person or company or by two or more companies if,

(a)
voting securities of the first mentioned company carrying more than 50% of the votes for the election of directors are held, otherwise than by way of security only, by or for the benefit of the other person or company or by or for the benefit of the other companies; and
(b)
the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of the first mentioned company.

director	Where used in relation to a person, includes a person acting in a capacity similar to that of a director of a company dividend or interest reinvestment plan

An arrangement under which a holder of securities of an issuer is permitted to direct that the dividends or interest paid on the securities be applied to the purchase, from the issuer or an administrator of the issuer, of securities of the issuer’s own issue.

executive officer

An executive officer of a company for a financial year, means an individual who at any time during the year was,

(a)
the chair of the company, if that individual performed the functions of the office on a full-time basis,
(b)
a vice-chair of the company, if that individual performed the functions of the office on a full-time basis,

(c)
the president of the company,
(d)
a vice-president of the company in charge of a principal business unit, division or function such as sales, finance or production, or
(e)
an officer of the company or any of its subsidiaries or any other person who performed a policy-making function in respect of the company whether or not the individual was also a director of the company or any of its subsidiaries.

financial outlook

Forward-looking information about prospective results of operations, financial position or cash flows that is based on assumptions about future economic conditions and courses of action and that is not presented in the format of a historical balance sheet, income statement or cash flow statement.

future-oriented financial information

Forward-looking information about prospective results of operations, financial position or cash flows, based on assumptions about future economic conditions and courses of action, and presented in the format of a historical balance sheet, income statement or cash flow statement.

holding body corporate	A body corporate is the holding body corporate of another if that other body corporate is its subsidiary.
insider

Each of the following persons is an insider of a reporting issuer:

(a)
every director or senior officer of the reporting issuer,
(b)
every director or senior officer of a company that is itself an insider or subsidiary of the reporting issuer,
(c)
any person or company who beneficially owns, directly or indirectly, voting securities of a reporting issuer or who exercises control or direction over voting securities of a reporting issuer or a combination of both carrying more than 10% of the voting rights attached to all voting securities of the reporting issuer for the time being out-standing other than voting securities held by the person or company as underwriter in the course of a distribution, and
(d)
the reporting issuer where it has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities.

lump-sum payment

A provision of an automatic securities purchase plan which allows a director or senior officer to acquire securities in consideration of an additional lump-sum payment, including, in the case of a dividend or interest reinvestment plan which is an automatic securities purchase plan, a cash payment option.

material change

Where used in relation to the affairs of a company, means a change in the business, operations or capital of the company that would reasonably be expected to have a significant effect on the market price or value of any of the securities of the company and includes a decision to implement such a change made by the board of directors of the company or by senior management of the company who believe that confirmation of the decision by the board of directors is probable.
material fact

Where used in relation to securities issued or proposed to be issued, means a fact that significantly affects or could reasonably be expected to significantly effect, the market price or value of such securities.

material information

Material information is any information relating to the business and affairs of a company that results in or would reasonably be expected to result in a significant change in the market price or value of any of the company’s listed securities. Material information consists of both material facts and material changes relating to the business and affairs of a listed company.

officer

The chair, any vice-chair of the board of directors, the president, any vice-president, the director of finance, the secretary, the assistant secretary, the treasurer, the assistant treasurer, the comptroller, the general counsel (if any), the general manager, and a managing director of a company, any other person designated an officer of a company by by-law or similar authority, and any individual acting in a similar capacity on behalf of a company.

For purposes of the Canada Business Corporations Act, an officer includes any person appointed as an officer under Section 121 of that Act.

person

A person includes an individual, a body corporate, a partnership, an unincorporated association, an unincorporated syndicate, an unincorporated organization, a trust, a trustee, an executor, an administrator, and any other legal or personal representative.

senior officer

Means the chair or a vice-chair of the board of directors, the president, a vice-president, the secretary, the treasurer or the general manager of a company or any other individual who performs functions for the company similar to those normally performed by an individual occupying any such office and each of the five highest paid employees of the company, including any of the individuals referred to above.

special relationship

A person is in a special relationship with a company if:

(a)
the person is an insider, affiliate or associate of,
(i)
the company;
(ii)
a person that is proposing to make a take-over bid, as defined under applicable securities laws, for the securities of the company; or
(iii)
a person that is proposing to become a party to a reorganization, amalgamation, merger or arrangement or similar business combination with the company or to acquire a substantial portion of its property;

(b)
the person is engaging in or proposes to engage in any business or professional activity with or on behalf of the company or with or on behalf of a person described in subclause (a) (ii) or (iii);
(c)
the person is a director, officer or employee of the company or of a person described in subclause (a) (ii) or (iii) or clause (b);
(d)
the person learned of a material fact or material change with respect to the company while the person was a person described in clause (a), (b) or (c);
(e)
the person learned of a material fact or material change with respect to the company from any other person described above, including a person described in this clause, and knows or ought reasonably to have known that the other person is a person in such a relationship share appreciation right

Means a right, granted by a company or any of its subsidiaries as compensation for services rendered or otherwise in connection with office or employment, to receive a payment of cash or an issue or transfer of securities based wholly or in part on changes in the trading price of publicly traded securities.

stock dividend plan	Means an arrangement under which securities of a company are issued by the company to holders of securities of the company as a stock dividend or other distribution out of earnings or surplus.
subsidiary

A company shall be deemed to be a subsidiary of another company if:

(a)
it is controlled by:
(i)
that other, or
(ii)
that other and one or more companies each of which is controlled by that other, or
(iii)
two or more companies each of which is controlled by that other; or
(b)
it is a subsidiary of a company that is that other’s subsidiary. Note: “control” is defined in terms of 50% of the votes attaching to shares.

trading day

Means a day on which the stock exchanges on which the company’s securities are traded are open for trading. If material information is disclosed on a trading day before the markets close, then such disclosure shall be considered to have been made at the commencement of the first trading day following such public disclosure.

voting security	Means any security other than a debt security of a company carrying a voting right either under all circumstances or under some circumstances that have occurred and are continuing.

Appendix B - Examples of Potentially Material Information

Corporate structure

•
changes in share ownership that may affect control of the Company
•
major reorganizations, amalgamations or mergers
•
take-over bids (tender offers), issuer bids or insider bids

Capital structure

•
the public or private sale of additional securities
•
planned repurchases or redemptions of securities
•
planned splits of common shares or offerings of warrants or rights to buy shares
•
any share consolidation, share exchange or stock dividend
•
changes in the Company’s dividend payments or policies
•
the possible initiation of a proxy fight
•
material modifications to rights of security holders

Financial results

•
risk of insolvency, bankruptcy or receivership
•
quarterly and annual earnings results
•
firm evidence of a significant increase or decrease in near-term earnings prospects
•
unexpected changes in the financial results for any periods
•
shifts in financial circumstances, such as cash flow reductions, major asset write-offs or write-downs
•
changes in the value or composition of the Company’s assets
•
any material change in the Company’s accounting policy

Clinical Trials and Regulatory Approval

•
results of preclinical and clinical trials
•
initiation of preclinical or clinical trials
•
unexpected delays or complications in clinical trials, due to problems with patient enrolment,

•
regulatory approval or other factors
•
granting of regulatory approval for the commencement of clinical trials
•
granting of regulatory approval for the sale and marketing of products

Business and operations

•
any development that affects the Company’s resources, technology, products or markets
•
a significant change in capital investment plans or corporate objectives
•
actual or threatened major litigation, or a major development in or the resolution of such litigation
•
major labour disputes
•
major disputes with major contractors or suppliers
•
significant new contracts, products, patents or services or significant losses of contracts or business
•
changes to the Board or executive management, including the departure of the Company’s CEO, CFO, COO, CMO, CBO or president (or persons in equivalent positions)
•
the commencement of, or developments in, material legal proceedings or regulatory matters
•
waivers of corporate ethics and conduct rules for officers, directors and other key employees
•
any notice that reliance on a prior audit is no longer permissible
•
de-listing of the Company’s securities
•
the movement of the Company’s securities from one quotation system or exchange to another
•
a change in auditors or disagreements with auditors

Acquisitions and dispositions

•
significant acquisitions or dispositions of assets, property or joint venture interests
•
acquisitions of other companies, including a take-over bid for, or merger with, another company

Changes in credit arrangements

•
the borrowing or lending of significant amount of money
•
any mortgaging or encumbering of the Company’s assets
•
defaults under debt obligations, agreements to restructure debt or planned enforcement procedures by a bank or any other creditors
•
changes in rating agency decisions
•
significant new credit arrangements

External political, economic, social or regulatory developments

•
significant regulatory decisions or changes
•
external political, economic or social developments that will have or have had a direct effect on the business and affairs of the Company that is both material and uncharacteristic of the effect generally experienced by other companies engaged in the same business or industry

Other

•
any other development relating to the business and affairs of the Company that would reasonably be expected to significantly affect the market price or value of the Company’s securities or have a significant effect on a reasonable investor’s investment decision regarding the Company.

Appendix C - Communications in the Necessary Course of Business

Examples of communications in the necessary course of business would generally cover communications with:

•
vendors, suppliers or strategic partners on issues such as research and development, sales and marketing and supply contracts,
•
other employees, officers and directors,
•
lenders, legal counsel, auditors, underwriters, financial and other professional advisors to the Company,
•
parties to negotiations,
•
labour unions and industry associations,
•
government agencies and non-governmental regulators, and
•
credit rating agencies (provided that the information is disclosed for the purpose of assisting the agency to formulate a credit rating and the agency’s ratings generally are or will be publicly available).

The communication of confidential material information may be in the necessary course of business if made:

•
to private placees in connection with a private placement financing for the Company, and
•
to controlling shareholders of the Company.

In either situation, the Company will generally disclose the material information provided to the private placee or the controlling shareholder at the earliest opportunity.

Securities laws prohibit any person that is proposing to make a take-over bid, become a party to a reorganization, amalgamation, merger, arrangement or similar business combination or acquire a substantial portion of a company’s property from informing anyone of material information that has not been generally disclosed. The only exception is where the disclosure is in the necessary course of business to effect the take-over bid, business combination or acquisition.

Appendix D - Treatment of Confidential Information

1.
Material information should not be discussed with anyone, except in the necessary course of business on a strict need-to-know basis.
2.
Documents and files containing confidential information should be kept in a safe place to which access is restricted to individuals who need to know that information in the necessary course of business, and code names should be used if necessary.
3.
Confidential matters should not be discussed in places where the discussion may be overheard, such as elevators, hallways, restaurants, airplanes or taxis.
4.
Confidential matters should not be discussed on wireless telephones or other wireless devices.
5.
Confidential documents should not be read or displayed in public places and should not be left where others can retrieve them.
6.
Employees must ensure they maintain the confidentiality of information in their possession outside of the office as well as inside the office.
7.
Transmission of documents by electronic means, such as by fax or directly from one computer to another, should be made only where it is reasonable to believe that the transmission can be made and received under secure conditions.
8.
Unnecessary copying of confidential documents should be avoided and documents containing confidential information should be promptly removed from conference rooms and work areas after meetings have concluded. Extra copies of confidential documents should be shredded or otherwise destroyed.
9.
Access to confidential electronic data should be restricted through the use of passwords.
10.
Disclosure of the whereabouts of Company personnel involved in special projects who are away from the office, or the presence in the office of specific visitors, should be avoided, except where specifically authorized.
11.
Confidential information about the Company should not be posted on the Internet.
12.
In order to ensure that no material information that has not been publicly disclosed is inadvertently disclosed, employees are prohibited from participating in Internet chat rooms or newsgroup discussions on matters pertaining to the Company’s activities or its securities. Employees who encounter a discussion pertaining to the Company should advise a member of the Disclosure Committee immediately, so the discussion may be monitored.
13.
Communication by e-mail leaves a physical track of its passage that may be subject to later decryption attempts. All confidential information being transmitted over the Internet should be secured by encryption and validation methods. Employees should avoid using e-mail to transmit confidential information.

Appendix E - Filing Insider Reports under Canadian Securities Laws

This guide is provided for information purposes only. In addition, it only covers insider filing requirements under Canadian securities laws and not the laws of any other jurisdiction.7 It is the insider’s, and not the Company’s, responsibility to file insider reports in compliance with all applicable securities laws.

Italicized words used in this Appendix have specific meanings set out in Appendix A – Glossary to the Company’s Corporate Disclosure and Trading Policy.

1.
What is an Insider Report?

Insider reports must be filed by all insiders of the Company under applicable securities laws to report the ownership of, and trades in, securities of the Company on SEDI. Only insiders who own securities of the Company need to file insider reports. SEDI is a Canada-wide internet-based system, developed by the Canadian Securities Administrators, for filing insider reports. Insider reports with respect to the securities of the Company must be filed electronically via SEDI.

2.
What Securities Must Be Reported?

Generally, in an insider report, the insider must report his, her or its initial holdings, and any changes in these holdings, of any securities of the Company.

All securities of the Company that are beneficially owned, directly or indirectly, by the insider, or over which the insider exercises control or direction, must be reported. An insider beneficially owns securities held by others when those securities should be grouped with the insider’s holdings, for example, if shares are held indirectly through a company controlled or directed by the insider, or through a trustee, legal representative, agent or other intermediary.

Whether an insider controls or directs securities depends on the facts. For example, an insider controls or directs securities if the insider has the power to direct the voting of securities through a voting trust or other similar arrangement (written or unwritten), or if the insider has discretionary investment power over securities. If the insider’s spouse holds securities of the Company and the insider has no control or direction over those holdings, those holdings do not have to be reported by the insider.

3.
Initial Reports

Insiders must file an initial insider report within 10 days of becoming an insider of the Company to report his, her or its securities holdings in the Company.

4.
Subsequent Reports

If there is any change in the insider’s holdings, an insider report must be filed within 5 days of the change. It is necessary to report every transaction involving a change in ownership. For example, if an insider sells 100 shares and then buys 100 shares later in the same month, both transactions must be reported. If an insider transfers shares from his, her or its name to an agent, nominee or custodian (for example, if shares are

7 For example, there could be US insider filing requirements.

transferred to a Registered Retirement Savings Plan), the transfer must also be reported. Ownership is deemed to pass on the date of the trade (i.e., at the date the offer to buy or sell is accepted) and not on the settlement date.

5.
Stock Options

Stock options are securities and trades in stock options by insiders must be reported. Generally, subject to certain exceptions discussed below, an insider report must be filed within 5 days whenever:

(a)
the insider is granted a stock option,
(b)
the insider exercises the stock option (or, if applicable, a tandem share appreciation right, or SAR),
(c)
the stock option terminates or expires, or
(d)
the insider sells the underlying shares acquired on exercise of the stock option.

Appendix F - Contacts with Securities Professionals

(Including Analysts), Investors and the Media

Examples of specific issues that are appropriate for briefings with analysts, institutional and other investors, other market participants and the media include:

•
descriptions of the markets in which the Company currently operates, including market size, growth rate (either historic or by citing projections of external experts), target customers, etc;
•
corporate history, strategy and objectives to the extent previously publicly disclosed;
•
product descriptions; and
•
the Company’s previously disclosed position in the market relative to its competitors.

Examples of specific issues that should be avoided include:

•
significant data, and in particular financial information such as sales and profit figures,
•
any discussion relating to management’s comfort with previous revenue and earnings guidance (this applies to current and future quarters, as well as the current and future fiscal years);
•
any discussion related to changes in the condition of the Company’s markets, since such comments may give an indication of the Company’s comfort with its previous guidance;
•
any discussion related to changes in the Company’s reporting practices;
•
any discussion related to customer wins that have not yet been press released;
•
any discussion of personnel changes that have not been press released; and
•
any discussion of future features and functionality in the Company’s products that have not been press released.